May 12, 2016 SANTANDER CONSUMER USA HOLDINGS INC. 2016 ABS Investor Day Exhibit 99.1

IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the SEC. Among the factors that could cause our financial performance to differ materially from that suggested by the forward-looking statements are: (a) we operate in a highly regulated industry and continually changing federal, state, and local laws and regulations could materially adversely affect our business; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) adverse economic conditions in the United States and worldwide may negatively impact our results; (d) our business could suffer if our access to funding is reduced; (e) we face significant risks implementing our growth strategy, some of which are outside our control; (f) we may incur unexpected costs and delays in connection with exiting our personal lending portfolio; (g) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (h) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (i) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (j) loss of our key management or other personnel, or an inability to attract such management and personnel, could negatively impact our business; (k) we are subject to certain regulations, including oversight by the Office of the Comptroller of the Currency, the CFPB, the European Central Bank, and the Federal Reserve, which oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (l) future changes in our relationship with Santander could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

AGENDA ORIGINATIONS, UNDERWRITING AND DEALER MANAGEMENT COMPANY OVERVIEW SERVICING Q&A FINANCIAL HIGHLIGHTS AND FUNDING STRATEGY

1Q16 HIGHLIGHTS Net income of $201 million, or $0.56 per diluted common share Adjusted net income1 of $213 million, or $0.59 per diluted common share, excluding impairment of intangible assets Net interest income of $1.3 billion, up 11% YoY ROA of 2.2% Total auto originations of $6.8 billion, seasonally up 14% vs. prior quarter and down 8% vs. prior year first quarter Underwriting standards remain disciplined in a competitive environment leading to a decline in market share vs. Q1 2015 Expense ratio of 2.3%; adjusted expense ratio1 of 2.2% excluding impairment on intangible assets Consistent access to the capital markets, as evidenced by the execution of two securitizations totaling $1.6 billion Personal lending asset sale of $869 million; additional sales of $860 million through existing auto loan sale programs Retail installment contract ("RIC") net charge-off ratio of 8.2%; year-over-year increase driven by mix shift, slower portfolio growth, lower recovery rates and less benefit from bankruptcy sales Serviced for others portfolio of $14.2 billion, up 27% YoY CET1 ratio of 12.0%, up 190 basis points vs. prior year first quarter 1 Adjusted items includes a $20.3mm intangible impairment (recognized in other operating expenses); pre-tax figure. Adjusted net income and expense ratio are non-GAAP measures Drive shareholder value by executing on our strategy of expanding the vehicle finance platform, focusing on the serviced for others portfolio, and diversifying funding with a strong capital, while remaining disciplined in a competitive environment.

ECONOMIC INDICATORS U.S. Auto Sales1 ($ Millions) 1 St. Louis Fed Research 2 University of Michigan 3 Bloomberg 4 Bureau of Labor Statistics Consumer Confidence2 (Index Q1 1966=100) U.S. GDP3 (SA, YOY%) U.S. Unemployment Rate4 (SA, %) ORIGINATIONS CREDIT

AUTO INDUSTRY ANALYSIS Manheim Used Vehicle Index1 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels 2 Includes all auto-related recoveries including inorganic/purchased receivables 3 Standard & Poor’s Rating Services (ABS Auto Trust Data – two-month lag on data) SC Recovery Rates2 Industry Net Loss Rates3 (Nonprime) Industry 60+ Day Delinquency Rates3 (Nonprime) SEVERITY CREDIT Max 13.3%

FOCUSED BUSINESS MODEL Realize full value of Chrysler Capital and other core auto (direct and indirect) Full-spectrum auto lender Substantial dealer network throughout the United States Vehicle Finance Highly scalable and capital-efficient serviced for others platform Opportunity for organic and inorganic growth Originations, acquisitions and/or conversions of more than $136 billion of assets since 2008 Serviced for Others Diverse and stable funding sources Strong capital base Funding and Liquidity Leveraging compliance and technology is integral to the three pillars of our focused business model

($ in Millions) Q1 2015 Q1 2016 YoY % Variance Total Core Retail Auto 3,066 2,614 (15%) Chrysler Capital Loans (<640)1 1,349 1,242 (8%) Chrysler Capital Loans (≥640)1 1,181 1,307 11% Total Chrysler Capital Retail 2,530 2,549 1% Total Leases2 1,186 1,619 2% Total Facilitated for an Affiliate 404 - - Total Auto Originations 7,186 6,782 (6%) Total Personal Lending 166 - - Total Originations 7,352 6,782 (8%) Asset Sales 1,480 1,729 17% Serviced for Others Portfolio 11,221 14,235 27% Average Managed Assets 44,782 53,152 19% DISCIPLINED LOAN UNDERWRITING CONTINUES IN 2016 1 Approximate FICO score 2 Includes $56 million and $2 million in Capital Leases, respectively. Year-over-year increase in total leases of 2% includes $404 million in leases facilitated for others Average managed assets and serviced for others portfolio continue to demonstrate strong growth. Growth in leasing and prime offset by lower volumes and capture rates in core nonprime originations.

RECENT TRENDS EXHIBIT HIGHER CREDIT QUALITY $5,596 $5,694 $4,929 $5,162 $5,894 $5,596 $5,694 $4,929 $5,162 $5,894 1 Loans to commercial borrowers; no FICO score obtained 1 RICs <600 FICO have declined YoY Consistent with disciplined pricing strategy and track record of leveraging performance and data into new originations YoY increase in loans >600 FICO driven by growth in FCA relationship Year-over-year increase in originations of new vehicles related to growth in FCA relationship Consistent with slight growth in average loan balance Average loan balance $20,675 $21,316 $22,165 $23,721 $21,745

FCA had record 2015 sales of more than 2 million units YTD 2016 sales of 550,000 units Consistent sales growth since the start of FCA’s relationship with SC in 2009 March 2016 penetration rate of 27% Accomplishments and Improvements SC continues to be the largest provider in prime and nonprime for FCA FCA and SC’s relationship provides a unique offering for nonprime consumers in comparison to other original equipment manufacturers (“OEMs”) Incremental success in dealer VIP pilot program; looking for opportunities to grow The VIP program is leading to an increase in application views without impacting underwriting standards Recent opportunities in lease have led to increased originations Continued refinement of off-lease processes as SC anticipates incremental off-lease volume due to launch of Chrysler Capital three years ago CHRYSLER CAPITAL 1 1 FCA filings; total sales SC continues to work strategically and collaboratively with FIAT Chrysler (“FCA”) to continue to strengthen the relationship and create value within the Chrysler Capital program.

(877)2 Capital-efficient, higher-ROE strategy continues to generate incremental returns, and will contribute more meaningfully to ROA as we continue to grow over time Scalability of our IT platform and operations allow us to efficiently execute serviced for others growth SERVICED FOR OTHERS PLATFORM Composition at 3/31/2016 RIC 72 % Leases 21 % RV/Marine 7 % Total 100% 1 Runoff includes principal paid or charged-off from 3/31/2014 to 3/31/2016 2 On October 1, 2014, the Company transferred $877 million of dealer loans serviced for others to SHUSA 1

AGENDA ORIGINATIONS, UNDERWRITING AND DEALER MANAGEMENT COMPANY OVERVIEW SERVICING Q&A FINANCIAL HIGHLIGHTS AND FUNDING STRATEGY

Q1 2016 FINANCIAL RESULTS

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	Three Months Ended (Unaudited, Dollars in Thousands, except per share) March 31, 2016	December 31, 2015	March 31, 2015	QoQ % Variance	YoY % Variance
Interest on finance receivables and loans	$ 1,341,763	$ 1,365,262	$ 1,230,002	(2%)	9%
Net leased vehicle income	111,013	88,817	59,882	25%	85%
Other finance and interest income	3,912	(5,251)	7,341	NM	(47%)
Interest expense	184,735	157,893	148,856	17%	24%
Net finance and other interest income	1,271,953	1,290,935	1,148,369	(1%)	11%
Provision for credit losses	706,574	902,526	674,687	(22%)	5%
Profit sharing	11,394	10,649	13,516	7%	(16%)
Total other income (loss)	72,678	(96,649)	147,183	NM	(51%)
Total operating expenses	309,841	252,346	245,379	23%	26%
Income before tax	316,822	28,765	361,970	NM	(12%)
Income tax expense	116,129	16,627	115,688	NM	NM
Net income	$ 200,693	$ 12,138	$ 246,282	NM	(19%)
Diluted EPS ($)	$ 0.56	$ 0.03	$ 0.69	NM	(19%)
Adjust: Intangible impairment	$ 0.03	-	-		
Adjusted EPS[2] ($)	$ 0.59	$ 0.03	$ 0.69	NM	(14%)
Total assets	37,904,607	36,570,373	34,653,809	3%	9%
Average managed assets	53,152,491	52,485,567	44,782,142	1%	19%

NM= Not Meaningful

Adjustment (before tax)	
Total operating expenses	$ 309,841
Deduct: Intangible impairment[1]	*(20,300)*
Adjusted total operating expenses	$ 289,541

[1] Intangible impairment recognized in Other operating expenses
[2] Adjusted EPS is a non-GAAP measure

Santander
CONSUMER USA

ASSET QUALITY: PROVISION AND RESERVES Allowance to loans ratio increased slightly to 12.4% QoQ Provision for credit loss increased year over year primarily driven by mix shift, portfolio aging and lower recoveries which increased net losses for the quarter QoQ allowance increase of $124 million Driven by new volume, TDR migration (additional allowance coverage required for loans now classified as TDR) offset by liquidations

CREDIT QUALITY: LOSS AND DELINQUENCY Delinquencies consistent with seasonal trends Marginally higher year-over-year Year-over-year gross loss increase driven by mix shift and slower portfolio growth Gross losses increased 220 basis points Net losses also affected by lower recovery rates than in prior year first quarter Recovery rates in Q1 2015 and Q2 2015 benefitted by proceeds from large bankruptcy sales 1 Excluding bankruptcy sales, recovery rates would have been 55% and 56%, respectively

CREDIT QUALITY: LOSS DETAIL Overall increase is primarily due to a combination of portfolio growth, portfolio aging and mix shift Industry-wide softening of recovery rates also impacting losses Also, larger bankruptcy and deficiency asset sales occurred in Q1 2015, leading to higher recoveries in that time period

EXPENSE MANAGEMENT 1 Adjusted for non-recurring former CEO departure expense of $22.2 million; non-adjusted expense ratio is 2.3% 2 Adjusted for impairment of intangible assets of $20.3 million; non-adjusted expense ratio is 2.3% Excluding the intangible asset impairment, operating expenses totaled $290 million2, an increase of 18 percent versus the same quarter last year, in line with the 19% growth in average managed assets On an adjusted basis, operating expenses increased 15 percent quarter over quarter driven by an increase in headcount consistent with the growth in the portfolio, higher repossession expense, investment in our Chrysler Capital VIP program and investments in risk management activities

FUNDING AND LIQUIDITY Total committed liquidity of $35.9 billion at end of Q1 2016 Asset-Backed Securities ($ Billions) Private Financings ($ Billions) Banco Santander & Subsidiaries ($ Billions) Asset Sales ($ Billions) Q1 2016: Issued and sold total of $1.6 billion, including: SDART: $1 billion issued (~600 Wtd. Avg. FICO) DRIVE: $639 million issued (~550 Wtd. Avg. FICO) 4.8 $4.8 billion in total commitment 42% unused capacity at Q1 2016 Q4 2015 included a CCART transaction of $788 million Q1 2016 included $869 million in personal loans Amortizing Revolving 10.2 10.7 $18.5 billion in commitments from 13 lenders 22% unused capacity at Q1 2016

CONSISTENT CAPITAL GENERATION 1 Common Equity Tier 1 (CET1) Capital Ratio begins with stockholders’ equity and then adjusts for AOCI, goodwill/intangibles, DTAs, cash flow hedges and other regulatory exclusions over risk-weighted assets; Non-GAAP measure. 2 “Tangible common equity to tangible assets" is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; Non-GAAP measure 1 2 Tangible Assets ($ millions) 34,526 36,019 35,943 36,443 37,797 SC has exhibited a strong ability to generate earnings and capital, while growing assets.

CCART DRIVE SDART (1) Re-launched in 2015 (2) Inclusive of both SEC-registered and 144A transactions (3) Weighted Average Non-Zero FICO (4) Previous issuances were done under the First City & DRIVE platforms dating back to 1998 Consistent collateral and performance, coupled with SC’s frequent issuances, help attract deep and reliable investor demand Trust Chrysler Capital Auto Receivables Trust Santander Drive Auto Receivables Trust Drive Auto Receivables Trust         Launched 2013 2007(4) 2015(1)         Issuance Total $5.27bn $41.65bn $4.13bn         2015 Issuance $1.48bn $5.67bn $3.38bn 2016 Issuance YTD $945m $2.15bn $639m         Total # of Transactions(2) 7 52 5         Approximate FICO(3) 700 600 550 Approximate APR ≈7-8% ≈16% ≈21% Three distinct abs platforms

In 2015 Santander Consumer grew its market leadership role in retail auto ABS issuance to 16% Large transaction sizes with frequent issuances promote secondary-market liquidity and establish SC as the benchmark for the asset class 2014 Retail Auto Market Share 2015 Retail Auto Market Share Platform # of Deals Size CCART 2 1,483 $ DRIVE 4 3,378 $ SDART 5 5,677 $ Total 11 10,538 $ Platform # of Deals Size CCART 2 1,765 $ SDART 5 6,450 $ Total 7 8,215 $ Note: Offered notes only Source: J.P. Morgan Securities LLC ABS market share

AGENDA ORIGINATIONS, UNDERWRITING AND DEALER MANAGEMENT COMPANY OVERVIEW SERVICING Q&A FINANCIAL HIGHLIGHTS AND FUNDING STRATEGY

Tenured management team with significant industry experience Strong management team proactively builds and aligns stakeholders, capabilities, and resources for completing initiatives efficiently Diversity of management team important for clearly and quickly working through complex issues ORIGINATIONS OPERATIONS EXPERIENCE IN ORIGINATIONS Rich Morrin (26 Yrs. Experience) Chief Operating Officer Colin Davis (16 Yrs. Experience) EVP and Head of Chrysler Capital Ken Dundon (22 Yrs. Experience) SVP, Originations Quality Control Matt Fitzgerald (31 Yrs. Experience) EVP, Sales & Marketing Lana Johnson (22 Yrs. Experience) EVP and Head of Originations

DIVERSE CHANNELS / CONSISTENT DECISIONING

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Indirect Auto and OEM[1] Relationships	Direct Auto
Substantial dealer network; Santander AUTO FINANCE; CHRYSLER; DODGE; Jeep; RAM; SRT; FIAT; Nissan Motor Acceptance Corp.; CARMAX; enterprise; PENSKE	RoadLoans.com; cars.com; AutoTrader.com


MORE THAN 900,000 APPLICATIONS
REVIEWED PER MONTH
DECLINED
ROA HURDLE
BY LOAN
OFFER
~8% CAPTURE NONPRIME / ~16% CAPTURE PRIME

[1] Original Equipment Manufacturer (OEM)

Santander CONSUMER USA

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MATURE MODEL DEVELOPMENT AND SCORECARDS

Well-constructed advanced mathematical models create a strong competitive advantage for SC. All of our models adhere to certain core practices in order to demonstrate their statistical soundness and to ensure effective oversights are in place.

Business Requirements

- Active involvement from the business team
- Clearly defined model purpose statement
- Identify model usage limits

Development Process

- Comprehensive data assessment
- Active project management
- Professional qualification standards for modelers
- Encourage both traditional and innovative solutions

Implementation

- Independent validation
- Effective challenge of conceptual soundness
- UAT and IST testing
- Simulation
- Pilot testing
- Set access restrictions

Approval

- Model Risk Committee
- Other governance committees
- Business users
- Model owner

Ongoing Monitoring

- Periodic model monitoring reports
- Formalized model use procedures
- Change controls
- Annual model review

Origination Scorecards

- Auto Lending Score
- Personal Lending Score
- Deal Structure Score

Post-Funding Scorecards

- Loss Forecasting Score (LFS)
- Early Payment Default Score

Behavior Scorecards

- Collection Score
- Reinstatement Score
- Repossession Score

Santander
CONSUMER USA

SC Advantages SC is truly a full-spectrum lender Proprietary strategy Continuous (no cliffs or massive swings) Flexible (Flex price off of 20+ different variables) Data-rich/Discovery (Locate pockets of opportunity) Nimble (Quickly adapt to changes in the market) Illustrative – Pricing Mechanics A + B = Customer score (Sets the base pricing tier) C = Adjusts the pricing tier and locks in the credit policy D = Adjusts rate based upon variables that influence performance Pricing Mechanics Adjustments Set Base Tier Four Main Components to Pricing ACCURACY IN DECISIONING AND PRICING

Provides agile and flexible processing, verifications and funding of loans across multiple channels and loan types Completely paperless process utilizing images and data stream provided by 3rd party service on all contracts Automatically routes workflow to the appropriate person Automatically compares approval to contracted loan to review discrepancies Funding Compliance Activity Review System (CARS) Automatically applies credit policies, pricing and funding stipulations to every application based on pricing tier Used by all credit analysts to rehash and finalize deals Communicates underwriting decision via electronic platform Houses all table driven pricing and policies that are easily updated via change control process Auto decisions most applications in less than 10 seconds Credit Credit.Net SC is focused on maintaining industry leading origination platforms that maximize efficiency and mitigate risk AUTOMATED SYSTEMS AND PROCESSES

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SYSTEMIC VERIFICATION PROCESS

SC's Credit & Funding systems mitigate fraud, as well as ensure compliance with regulatory requirements

Prevention

- AML - Know your customer
  - ✓ Lexis Nexis (Risk view) and Credit bureau attributes cause contract stipulations to fire
    - SSN discrepancies
    - Applicants legal age
    - Residence validation
- State specific regulations
  - ✓ Fee tables contain state specific rules that limit APR, back-end products, fee amounts and days to assess (if applicable)
  - ✓ The Funding System prompts for state specific documents (if applicable)
- Truth-in-Lending Act (Reg. z)
  - ✓ Systemic check ensures that the TILA box calculates
- Fraud – Stated income manipulation
  - ✓ SC cross references income from previous applications & dealers. Changes greater than 20% fire a "Proof of income" stipulation
- Branded titles
  - ✓ "Auto Check" is ran to identify cars that have previous frame, salvage, flood damage, etc.
- Consumer credit bureau alerts
  - ✓ CAC alerts trigger validation questions that must be answered to complete the funding process
- Non-approved contracts
  - ✓ Systemic control identifies submitted contracts that have not been approved by legal
- Contract discrepancies
  - ✓ Any discrepancy between the "approved deal" and the "submitted deal" are identified within the funding system

Santander CONSUMER USA

Formation of Dealer Services Originations Strategy Dealer Services Servicing Underwriting Funding Sales/Marketing Decision Science Business Development Dealer Council Customer Service Collections Asset Remarketing Strategic Operations Consolidated dealer interactions and touch points housed in Originations and Servicing into a new vertical designed to improve and enhance dealer oversight and dealer experience Independent function outside of Originations and Servicing to ensure fair and consistent treatment of dealers Establishes focus to meet expectations within a heightened regulatory environment Improve and enhance profitability through effective and efficient management of our dealer customers Extend Simple.Personal.Fair to dealers Dealer Advocacy Dealer Maintenance Dealer Quality Dealer Operations Fraud Investigations

Dealer oversight Dealer Council - Established an official Dealer Council to review dealer issues and take action based on various risk criteria (complaints, regulatory violations, portfolio performance, fair lending reviews and monitoring of dealer principals). Maintenance – Regular updates to dealer information, ownership, contacts, activations and deactivations. Periodic Compliance Reviews– Dealer ownership is monitored weekly for OFAC and AML by Compliance. Fair Lending reviews are conducted quarterly to identify dealer mark up concerns. Monthly Dealer Performance Management (DPM) – Dealer portfolio performance is reviewed periodically based on monthly funded volume. High volume (25+) monthly, medium volume (5-24) quarterly, low volume (<5) semi-annually. Portfolio performance is measured by comparing actual to expected delinquency by credit band Dealers with greater than 6 months of negative performance are required to use a special policy requiring significantly more stipulations, such as, proof of income, complete physical address and down payment Annual Dealer Review – High volume (top 20%) and high risk dealers (DPM) are reviewed against the Secretary of State to verify dealer principals and licensing annually. Medium/Low volume dealers reviewed every 2-3 years. Targeted Reviews – Various triggers will result in a targeted dealer review conducted by Dealer Quality Management. Current triggers include consumer complaints, income outliers, negative media coverage, regulatory violations, common employer phone numbers and escalations from Sales and Operations. Dealer Recoveries - Ongoing collection of outstanding participation, missing equipment, product cancellations, unwinds, lease disposition fees and review of early defaults (proof of down payment).

Credit Risk Management is in the second line of defense with a primary responsibility to credibly challenge the first line of defense (i.e. the business). The third line of defense is Internal Audit. Credit accomplishes its role with: Independent analysis and monitoring Robust framework Dotted line to Santander Strong governance Enterprise Risk Management Committee (ERMC) Credit SC Board Risk Committee Auto Commercial Credit Risk MIS Portfolio Management Solvency Risk Chief Credit Officer (Second Line) Governance & Policies Commercial Credit Risk CONTROL FRAMEWORK

Random sample account reviews to ensure call model compliance Approximately 15 graded calls per employee per month for Funding Approximately 10 graded calls per employee per month for Credit Scores are recorded and utilized in each account manager’s monthly ranking Multiple scorecards are utilized based on the account manager discipline and call type Quality Assurance Reviews Quality Control provides an independent, objective assessment of the originations internal controls and underlying business processes and identifies areas of opportunity that will enhance the origination process Quality Control performs more than 70 origination related tests monthly to ensure adherence to laws, regulations, and internal policies Quality Control conducts monthly reviews to monitor dealer performance related to income and misrepresentation Quality Control Reviews Conducts PIV reviews (Post Income Validation) – A proactive review is conducted monthly from the “Income Outliers” report, which is produced by Pricing & Analytics Conducts dealer/account reviews where the same Employer or Employer phone number is being used for multiple customers and does not verify Conducts targeted dealer reviews initiated by sales, collections, originations, and senior management Dealer Operations ADDITIONAL LINE-1 CONTROLS

AGENDA ORIGINATIONS, UNDERWRITING AND DEALER MANAGEMENT COMPANY OVERVIEW SERVICING Q&A FINANCIAL HIGHLIGHTS AND FUNDING STRATEGY

Tenured management team with significant industry experience Strong management team proactively builds and aligns stakeholders, capabilities, and resources for completing initiatives efficiently Diversity of management team important for clearly and quickly working through complex issues SERVICING OPERATIONS EXPERIENCE IN SERVICING Rich Morrin (26 Yrs. Experience) Chief Operating Officer Troy Miller (25 Yrs. Experience) EVP, Customer Service Brent Huisman (18 Yrs. Experience) EVP, Asset Remarketing Mark Smith (23 Yrs. Experience) EVP, Strategic Ops Wayne Nightengale (20 Yrs. Experience) EVP, Servicing Operations Tony Kutiper (25 Yrs. Experience) EVP, Call Center Operations

SERVICING OVERVIEW SC is focused on maintaining an industry leading loan-servicing platform that maximizes efficiency and minimizes the need for customer contact. The platform provides loan-servicing tools, utilizing a best-in-class proprietary account management and collection technology system for a superior customer service experience. Model driven account management strategies based on custom scores and predictive modeling. Strategies leverage application characteristics, refreshed credit data and customer behavior to apply risk-driven treatment. Robust process and cutting-edge technology maximize efficiency, consistent loan treatment and cost control. Strategy Reduces manual work load and provides scoring on 100% of calls = Cost effective! Emphasizes better speech habits which delivers more professional call results. 60% of the automated scorecard categories are designed to enhance the customer experience. Value of the Automated Scorecard

In order to support growth in its servicing platform, SC plans to expand its call center operations in 2016 Business Rationale Increase servicing center capacity Geographically diversify servicing centers Enhance controls and governance over vendor-managed sites in and around the Caribbean Action After performing diligence on various options, SC has chosen to open servicing centers in Mesa, Arizona, and San Juan, Puerto Rico, in 2016. Mesa: 200-250 incremental servicing full-time employees (FTEs) planned for 2016 with capacity up to 1,000 FTEs over time San Juan: 100-150 incremental servicing FTEs planned for 2016 with capacity up to 500 FTEs over time Benefits of San Juan Center Proximity to existing SC servicing vendors facilitates improved oversight Geographic and time-zone diversification (Atlantic time) Sophisticated IT infrastructure Ample supply of qualified employees Familiar legal code Existing Santander presence in Puerto Rico Favorable economic and tax benefits Benefits of Mesa Center Located within a major metropolitan area, Phoenix, AZ Mesa is a talent-rich location in close proximity to universities and other call centers Geographic and time-zone diversification (Mountain time and Pacific time) Reduced risk of inclement weather EXPANSION OF SERVICING CAPABILITIES

GEOGRAPHIC & TIMEZONE DIVERSIFICATION Note: SCI will utilize SC’s U.S. based call centers to perform a portion of customer and account services and early stage collections on Performing accounts. SCI will pay vendor services fee to SC for these services. Through recent expansion in Mesa, AZ; Denver, CO; and San Juan, PR SC will have 25% available FTE capacity to accommodate anticipated growth in its servicing business Note 1: Reflects immediate capacity of current facility lease. SCI will have the ability to expand capacity up to 500 as needed through the addition of leased floors.

All loans are sent a Welcome Packet within 3-5 days after funding – 2 versions based on FICO cut Welcome calls are also placed to the customer – Frequency based on FICO cuts (All) – Promote (All) Promote our customer website “MyAutoAccount.com” (All) Promote paperless statements (All) List of all payment options (All) Customer service phone number (SP) Simple interest education (SP) Value of making payments on time Welcome Packets Functionality: Online bill payment Payoff quotes Payment history Monthly statements Online chat Email request Update Insurance Insurance claims My AutoAccount.com WELCOME – NEW CUSTOMERS

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MULTIPLE APPROACHES TO SPEECH ANALYTICS

One element of speech analytics is the ability to convert speech to text and analyze the text using search strings in order to match specific language. In addition, CallMiner's analytics software can detect changes in voice tone and volume which are primary indicators of dissatisfaction. Our speech analytics tool allows us to approach Quality Assurance in two ways:

Real-time Speech Analytics

- Real-time alerts allow us to take action during a call to remedy situations before they are escalated.
- Events that trigger alerts are calibrated on a monthly basis.

Post-call Mining

- Targeted Quality Assurance.
- Can monitor compliance elements across all calls not just a random sample.
- Measures various quantitative aspects of calls.
- Allows for automated Call Performance Scorecards.
- Reduces head count needs for manual random call monitoring.
- Allows the ability to compare speech behavior to actual results.

Santander CONSUMER USA

40

CALLMINER – REAL-TIME SPEECH ANALYTICS SOFTWARE


EurekaLive!
1 Analysts are currently online. I am: Available
Call Alert
FLAG
NEXT CALL
Call Notes
Call Data
Time
Event
Age
Snippet
CallID:
Agent: ASMSMITH
Ext: 29129
Cust:
Acct:
5m14
Caller Dissatisfaction
Call Ended
6m47
Events
1
00:00
05:38
Queue Status
1 in review
3 in queue
reports

Call Routing Errors

- Bankruptcy
- SCRA
- Supervisor
- Legal
- Cease and Desist
- Mini Miranda

Associate Errors

- Disclose NPPI
- Profanity
- Threaten Repo

Other Items

- Promise to Pay (< 50 words)
- Left Message (> 2 min)
- Dialect Issues with OSPs

- 100% of all connected phone calls are recorded and scrubbed through CallMiner.
- Turns speech into text and data mines for specific words and phrases or the omission of words and phrases required for a specific conversation.
- Audio volumes are analyzed to detect escalated voice tones.
- Real-time monitoring and the capability to intervene mid-call.

Santander CONSUMER USA

Call Recording All calls are recorded and stored for quality assurance purposes. Quality Assurance agents perform account reviews on randomly selected calls. Ensure adherence to policy and procedure and call model compliance through proprietary call grading application. Multiple scorecards are utilized based upon the account manager discipline and call type. Scores are recorded and utilized in each account manager’s forced ranking. Call Quality Compliance Review Call Model Adherence QUALITY ASSURANCE

Behavior Score The behavior score determines the entry point into collections; intensity of treatment upon entry and skill of the collector that will work the account throughout its life-cycle. Deferment Score The deferment score is utilized to segment loans eligible for an extension by performing a profitability analysis and creates an exception process for loans with a low probability of performing after the extension is granted. Repossession / Skip Score The repossession / skip score is utilized to determine repossession eligibility based on the estimated time it will take to recover the vehicle. Recovery Score The recovery score determines the probability of collection recoveries on charged-off deficiency balances and loan treatment (i.e. sale strategy, outsource strategy, internal collection strategy). Reinstatement Score The reinstatement score determines the estimated profitability if the account is reinstated and creates an exception process for loans with a low probability of performing after the reinstatement is granted. RISK-BASED COLLECTIONS APPROACH 1 1 NA: No Action P (EOD): Predictive (EOD) P (D): Predictive (Daily) MDM: Manual Dialing (Midrange) MDB: Manual Dialing (Back-End) AR: Assign for Repo

RTC letters are systematically generated and sent to each customer as require by state law (approx. 45 DPD) Right to Cure (All) – Promote Repo assignment score is calculated at 60 DPD 9 different tiers based on historical days-to-repossess Tier assignments are staggered every 5 days Repossession Skip Score Collector selects address run order prior to R.A. R.A. are systemically distributed, according to repo agent performance R.A. are flipped according to tier grid Repossession Assignments Repo agent updates automatically update My Supervisor Customer’s promise to pay automatically place repo on hold Customer’s payment automatically closes repo assignment Unit Secured (All) – Promote Real-time notification changes status and call routing to reinstatement team Notice of intent to sale is sent to customer within 1 day Auction selector determines optimal location, account is systemically loaded to IMS Repossession Notification (All) – Promote Reinstatement score is generated (determines default probability) SC will work with customer to reinstate the loan to an active status Unit is transported to auction within 3 days of repossession Customer Decision Point Electronic condition report is uploaded to IMS upon arrival (including pictures) Auction sends recommendation for repairs and attempts to certify unit (Santander 7) SC will approve repairs and vehicle is reconditioned Ready Vehicle SCA utilizes Manheim and Black Book guides to set floor price (discounted for damage) Unit is scheduled for next available sale and pictures of unit are placed online Funds are sent ACH same day of sale and post sale fee audit is conducted Sale REPOSSESSION AND LIQUIDITY STRATEGY

Automation, Compliance and Low Cost To Service COMPETITIVE STRENGTH – PROPRIETARY SERVICING SYSTEM

AGENDA ORIGINATIONS, UNDERWRITING AND DEALER MANAGEMENT COMPANY OVERVIEW SERVICING Q&A FINANCIAL HIGHLIGHTS AND FUNDING STRATEGY